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Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of Bruker BioSciences Corporation (the "Company") on Form 10-Q for the three months ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Frank H. Laukien, as President, Chief Executive Officer and Chairman of the Board of Directors of the Company, and William J. Knight, as Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition of the Company.

Date: November 12, 2004	By:	/s/ FRANK H. LAUKIEN, PH.D. President, Chief Executive Officer, and Chairman
Date: November 12, 2004	By:	/s/ WILLIAM J. KNIGHT Chief Financial Officer

        A signed original of this written statement required by Section 906 has been provided to Bruker BioSciences Corporation and will be retained by Bruker BioSciences Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1